Exhibit 99.1

Outlook Therapeutics, Inc. Logo

Outlook Therapeutics Appoints C. Russell Trenary III as President and Chief Executive Officer

July 7, 2021

Experienced executive with a track-record of successful eye care product launches

Appointment reflects Outlook Therapeutics’ dedication to transition to commercial-stage company

ISELIN, N.J., July 07, 2021 (GLOBE NEWSWIRE) -- Outlook Therapeutics, Inc. (Nasdaq: OTLK), a biopharmaceutical company working to develop and launch the first FDA-approved ophthalmic formulation of bevacizumab for use in retinal indications, today announced the appointment of C. Russell Trenary III as President, Chief Executive Officer and a member of the Board of Directors. Lawrence A. Kenyon, who has served as Outlook Therapeutics’ President, CEO and CFO since June 2018, will continue serving as CFO and as a member of the Board of Directors.

“We are pleased to welcome Russ to the executive leadership team. We believe his leadership and expertise is an invaluable asset as we look to optimize our position in the retina industry and prepare to submit a Biologics License Application (BLA) for ONS-5010 and, if approved, launch our commercialization efforts. With the addition of Russ, we have the right leadership team to develop a fully integrated ophthalmic company,” stated Randy Thurman, Executive Chairman of the Outlook Therapeutics Board of Directors.

Mr. Trenary brings over 35 years of experience in the life sciences industry, specifically in medical ophthalmic implant sales, marketing, and business development. Over the course of his career, he has closely led four major product launches in eye care medical devices. Additionally, Mr. Trenary has played a key role in seven acquisitions including, most recently, the sale of InnFocus, Inc. to Santen.

“I am thrilled to be joiningOutlook Therapeutics at such a critical point in the company’s history. If approved, ONS-5010 represents a rare opportunity to transform the standard of care and significantly impact the retina market for years to come,” commented Mr. Trenary, President and Chief Executive Officer of Outlook Therapeutics. “I would like to congratulate Larry and the rest of the executive leadership team for their efforts in bringingOutlook Therapeutics to this transition point. I look forward to building on this momentum and driving Outlook Therapeutics to the next transformational phase of growth.”

Mr. Trenary joins Outlook Therapeutics having most recently served as an Executive Advisor at InnFocus Inc., after serving as President & CEO for seven years, including the company’s acquisition in August 2016 by Santen Pharmaceutical Co., Ltd. InnFocus is an early-stage company, pending FDA approval of the PRESERFLO MicroShunt® glaucoma device, and other microsurgical solutions for glaucoma based on SIBS technology. Prior to that, he served as President and CEO of G&H Orthodontics, a global medical device company, and served in a number of senior leadership positions at Advanced Medical Optics (AMO), Inc., including as President of the cataract business unit. Prior to that, Mr. Trenary held C-suite positions at Sunrise Technologies International, Inc., served as Senior Vice President, Worldwide Sales & Marketing / Officer at VidaMed, Inc. and held several senior leadership roles at Allergan, Inc., including as Senior Vice President and General Manager of the Medical Optics business unit.

Mr. Thurman on behalf of the Board of Outlook Therapeutics added, “We are very fortunate to be able to bring Russ on to theOutlook Therapeutics team at this important point in the ONS-5010 program. Russ’ history of providing experienced CEO leadership, multiple successful eye health related product launches and value creation for shareholders will be important as we turn our focus to building Outlook Therapeutics and launching the next phase for ONS-5010. We are excited about the continued evolution of Outlook Therapeutics and believe we are poised for continued progress in the near and long-term. Furthermore, the Board would like to thank Larry Kenyon who has served as Outlook’s President, CEO and CFO for the last 3 years. During that time, Larry successfully restructured the company, completed several rounds of fundraising and led Outlook Therapeutics to this successful moment of transition. We are very pleased that Larry will continue as Chief Financial Officer and a member of our Board.”

Outlook Therapeutics remains on track to report topline data from its pivotal NORSE TWO safety and efficacy study evaluating ONS-5010 (bevacizumab-vikg) for treatment of wet age-related macular degeneration (wet AMD) in the third calendar quarter of 2021. Following the data readout for NORSE TWO, Outlook Therapeutics plans to submit a new BLA filing under the PHSA 351(a) regulatory pathway in the first quarter of calendar 2022. If the BLA is approved, it will result in 12 years of marketing exclusivity for ONS-5010 as the first and only ophthalmic formulation of bevacizumab approved by the FDA to treat wet AMD.

Outlook Therapeutics is also developing registration documents on a parallel path for approvals in Europe and expects to submit them shortly after completing the filing to the FDA. While Outlook Therapeutics continues to target potential strategic commercialization partners, particularly for European markets, it is preparing to launch ONS-5010 in the United States by itself, pending FDA approval.

About Outlook Therapeutics, Inc.

Outlook Therapeutics is a biopharmaceutical company working to develop and launch ONS-5010 / LYTENAVA ™ (bevacizumab-vikg) as the first FDA-approved ophthalmic formulation of bevacizumab for use in retinal indications, including wet AMD, DME and BRVO. If ONS-5010 ophthalmic bevacizumab is approved, Outlook Therapeutics expects to commercialize it as the first and only FDA-approved ophthalmic formulation of bevacizumab for use in treating retinal diseases in the United States, United Kingdom, Europe, Japan and other markets. Outlook Therapeutics expects to file ONS-5010 ophthalmic bevacizumab with the U.S. FDA as a new BLA under the PHSA 351(a) regulatory pathway. For more information, please visit www.outlooktherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like the other comparable terminology, and other words or terms of similar meaning. These include, among others, statements about the timing of completion of, and pivotal safety and efficacy data from, NORSE 2, ONS-5010’s potential as the first FDA-approved ophthalmic formulation of bevacizumab-vikg, including benefits therefrom to patients, payors and physicians, including expectations of market exclusivity, the timing of BLA submission and commercial launch of ONS-5010, and plans for regulatory approvals in other markets. Although Outlook Therapeutics believes that it has a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting Outlook Therapeutics and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. These risk factors include those risks associated with developing pharmaceutical product candidates, risks of conducting clinical trials and risks in obtaining necessary regulatory approvals, as well as those risks detailed in Outlook Therapeutics’ filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as amended, and subsequent Quarterly Reports on Form 10-Q, which include the uncertainty of future impacts related to the ongoing COVID-19 pandemic. These risks may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Outlook Therapeutics does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Media Inquiries:

Harriet Ullman

Vice President

LaVoie Health Science

T: 617-669-3082

hullman@lavoiehealthscience.com

Investor Inquiries:

Jenene Thomas

Chief Executive Officer

JTC Team, LLC

T: 833.475.8247

OTLK@jtcir.com

Source: Outlook Therapeutics, Inc.